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                                                                  EXHIBIT 23.2



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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-8 No. 33-98738) pertaining to the Vion Pharmaceuticals, Inc. Amended and Restated 1993 Stock Option Plan of our report dated February 15, 1996, with respect to the consolidated financial statements of Vion Pharmaceuticals Inc. (formerly OncoRx, Inc.) included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP



Hartford, Connecticut
October 16, 1996